U.S. SECURITIES AND EXCHANGE COMMISSION
                                  Washington, D.C. 20549


                                         FORM 8-K


                                       CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(d) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): February 26, 2003


                             FREESTAR TECHNOLOGY CORPORATION
                 (Exact name of registrant as specified in its charter)


                                           Nevada
               (State or jurisdiction of incorporation or organization)


                                          0-28749
                                 (Commission File Number)


                                         88-0446457
                          (I.R.S. Employer Identification Number)


Calle Fantino Falco, J.A. Baez Building, 2nd Floor, Santo Domingo, Dominican Republic
                  (Address of principal executive offices)


                   Registrant's telephone number:  (809) 503-5911


              Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     (a) On February 26, 2003, Judge Allan L. Gropper issued a memorandum of decision dismissing the Chapter 7 Involuntary Bankruptcy Petition brought against the Registrant on January 9, 2003. That Bankruptcy Petition was filed by vFinance, Inc., David Stefansky, Richard Rosenblum, Marc Siegel, Boat Basin Investors LLC, and Papell Holdings, Ltd. in the U.S. Bankruptcy Court for the Southern District of New York, Petition No. 03-10096 (AJG). In that action, the Petitioners alleged claims totaling $637,000. Pursuant to the ruling by Judge Gropper, the Petition will be dismissed promptly on the grounds that the Petitioners' claims were the subject of a bona fide dispute.

     The Registrant intends to seek substantial punitive and consequential damages, pursuant to provisions of the Bankruptcy Code, relating to the Petitioners' actions. The first of such motions, seeking statutory recovery of the Registrant's fees and costs, is likely to be filed within the next two weeks.

     (b) Effective on March 3, 2003, the new trading symbol of the Registrant on the Over the Counter Bulletin Board will be "FSRCE".

                                 SIGNATURE

     Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       FreeStar Technology Corporation



Dated: February 28, 2003               By: /s/ Paul Egan
                                       Paul Egan, President